Exhibit 99.1

SmartRent Accelerates SaaS Growth by 32% Y/Y; Reports First Quarter 2024 Results

Sets New Record with $47.6 million SaaS Annual Recurring Revenue (“ARR”) in Q1 2024

Confirms 2024 Growth Outlook; Enables Expansion and Innovation

Scottsdale, Ariz., May 8, 2024 – (BUSINESS WIRE) – SmartRent, Inc. (NYSE: SMRT) (“SmartRent” or the “Company”), a leading provider of smart home and property operations solutions for the rental housing industry, today reported financial results for the three months ended March 31, 2024. Management is hosting an investor call to discuss results today, May 8, 2024, at 11:30 a.m. Eastern Time.

Financial and Business Highlights for the First Quarter 2024

•
Total Revenue of $50.5 million, decreased by 22 percent year-over year.
•
SaaS Revenue of $11.9 million, increased by 32 percent year-over year.
•
Net Loss of $(7.7) million, improved by 42 percent from $(13.2) million in the first quarter of 2023, a $5.5 million improvement year-over-year.
•
Adjusted EBITDA of $0.4 million, improved by 105 percent, an $8.9 million improvement year-over-year.
•
Balance Sheet: $204.9 million in cash, cash equivalents and restricted cash as of March 31, 2024, no debt and an undrawn credit facility of $75 million.

Management Commentary

“SmartRent is not just about creating smart homes; we are fundamentally changing the way people interact with their living environments," said Lucas Haldeman, CEO of SmartRent. "This quarter, our growth in SaaS revenue by 32% year-over-year to $11.9 million reflects our commitment to elevating the resident and operator experience across the rental housing market. With SaaS ARR reaching a record $47.6 million, we continue to demonstrate our leadership in smart operations and community solutions. Our approach is built on a foundation of innovation and customer-centric solutions that not only drive operational efficiencies but also significantly enhance the quality of living and working environments. With a 24% increase in Units Deployed, reaching 749,000 at the end of the quarter, and gross margins improving to 38% from 14% a year ago, we believe our financial health and strategic execution position us exceptionally well for continued success.”

Exhibit 99.1

First Quarter 2024 Results

The Company saw a continued increase in hosted services revenue as our SaaS revenue grew 32% year-over-year, pushing SaaS ARR to $47.6 million, up from $36.0 million in the first quarter of 2023. SaaS ARPU for the quarter increased 4%, to $5.41 from $5.21 in Q1 2023. Units Booked SaaS ARPU increased to $7.16 from $5.40 in the first quarter of 2023. Total revenue for the quarter was $50.5 million, down 22% from last year, which reflected our strategic change to focus on profitable growth. Hosted services revenue increased by $3.0 million, hardware revenue decreased $8.3 million and professional services revenue decreased by $9.3 million, combining for a $14.6 million total decrease from Q1 2023. The decrease in hardware revenue was almost equally attributable to (i) a decrease in Hardware ARPU primarily driven by the change in our product mix which was more heavily weighted to our Alloy SmartHome hardware and (ii) a decrease in the number of units shipped. The decrease in professional services revenue was primarily attributable to a decrease in New Units Deployed.

Units Deployed as of March 31, 2024 was 749,401, a 24% increase compared to March 31, 2023, as the Company had 29,710 New Units Deployed during the quarter. Units Booked for the quarter was 46,290, and total Bookings were $38.8 million.

Product mix and operational improvements continued to drive gross margin expansion. For the first quarter, total gross margin improved to 38.5% from 14.0% a year ago while SaaS gross margin improved to 75.1% from 73.4% a year ago. Total gross profit increased by over $10.0 million in Q1 to $19.4 million from $9.1 million last year. Hardware gross profit more than doubled to $10.4 million from $4.8 million primarily as a result of a favorable change in our product mix, which was more heavily weighted to our Alloy SmartHome hardware. Professional services gross loss narrowed to $3.0 million from $4.9 million in the same quarter of the previous year. Hosted services gross profit increased to $12.0 million from $9.2 million last year and continues to be our most profitable revenue stream.

Operating expenses were $29.6 million in the first quarter of 2024, increasing from $24.4 million in Q1 2023. The 2024 results included a one-time accrual of $5.3 million resulting from an ongoing contractual dispute with a supplier, as disclosed in prior filings, $5.0 million of which is attributable to our expected return of inventory which we believe is not satisfactory for our customer needs, and a cash payment of approximately $300,000. Excluding this accrual, our operating expenses were similar to last year’s first quarter. Gross margin expansion and continued cost controls led to positive Adjusted EBITDA for the second consecutive quarter and an improvement from a loss of $8.5 million in Q1 2023.

The Company ended the quarter with a cash balance of $204.9 million. The decrease in cash from December 31, 2023, was due primarily to the repurchase of 1.6 million shares, and the payment of annual cash bonuses to our employees.

Exhibit 99.1

Financial Outlook

“We are encouraged by the robust growth in our SaaS revenue and the expansion of our margins, alongside sustained Adjusted EBITDA profitability,” stated SmartRent CFO Daryl Stemm. “With nearly 750,000 units deployed—a 24% increase from last year—and the potential to grow as we leverage our existing customer base that manages over 7 million rental units, we believe we are well-positioned for long-term growth.”

Accordingly, guidance for Q2 and full-year 2024 are as follows:

Second Quarter 2024 Guidance

•
Total Revenue in the range of $49 to $55 million.
•
Adjusted EBITDA in the range of $(0.5) million to $0.5 million.

Unchanged - Full-Year 2024 Guidance

•
Total Revenue in the range of $260 million to $290 million.
•
Adjusted EBITDA in the range of $5 million to $8 million.

The estimates presented above represent a range of possible outcomes and may differ materially from actual results. These estimates exclude the impact of potential acquisitions, capital markets activities, and unforeseen continued challenges with supply chain and logistics. The estimates are forward-looking based on the Company’s current assessment of demand for its product, execution capabilities and market conditions, as well as other risks outlined below under the caption “Forward-Looking Statements.”

SmartRent has not provided the forward-looking GAAP equivalents or a GAAP reconciliation for forward-looking Adjusted EBITDA in this presentation due to the uncertainty regarding, and the potential variability of, reconciling items such as stock-based compensation expense. Accordingly, a reconciliation of Adjusted EBITDA guidance to net income or loss is not available without unreasonable effort. However, it is important to note that material changes to reconciling items could have a significant effect on future GAAP results.

Exhibit 99.1

Revenue Drivers

	For the three months ended March 31,
	2024	2023	% Change
Hardware
Hardware Units Shipped	51,744	58,659	(12%)
Hardware ARPU	$561.94	$636.30	(12%)

Professional Services
New Units Deployed	29,710	55,360	(46%)
Professional Services ARPU	$221.43	$249.66	(11%)

Hosted Services
Units Deployed (1)	749,401	602,556	24%
Average aggregate units deployed	734,546	574,876	28%
SaaS ARPU	$5.41	$5.21	4%

Bookings
Units Booked	46,290	65,108	(29%)
Bookings (in thousands)	$38,761	$37,305	4%
Units Booked SaaS ARPU	$7.16	$5.40	33%

(1) As of the last date of the quarter

Conference Call Information

SmartRent is hosting a conference call today, May 8, 2024 at 11:30 a.m. ET to discuss its financial results. To join the call, please register on the Company’s investor relations website here. A copy of the first quarter 2024 earnings deck is available on the Investor Relations section of SmartRent’s website.

Exhibit 99.1

About SmartRent

Founded in 2017, SmartRent, Inc. (NYSE: SMRT) is a leading provider of smart home and smart property solutions for the multifamily industry. The company’s platform, comprised of smart hardware and cloud-based SaaS solutions, gives operators seamless visibility and control over real estate assets, empowering them to simplify operations, automate workflows, benefit from additional revenue opportunities, and deliver exceptional site team and resident experiences. SmartRent serves 15 of the top 20 multifamily owners and operators, and its solutions enable millions of users to live smarter every day. For more information, please visit www.smartrent.com.

Forward-Looking Statements

This press release contains forward-looking statements which address the Company's expected future business and financial performance, expansion of our Community WiFI offering, expected growth, expected Total Revenue and Adjusted EBITDA for the second quarter and full year 2024, expected benefits from stock repurchase program, and other future events. Forward-looking statements may contain words such as "goal," "target," "future," "estimate," "expect," "anticipate," "intend," "plan," "believe," "seek," "project," "may," "should," "will" or similar expressions. Examples of forward-looking statements include, among others, statements regarding the expected financial results, product portfolio enhancements, expansion plans and opportunities and earnings guidance related to financial and operational metrics. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those currently anticipated. Some of the factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include, among other things, our ability to: (1) accelerate adoption of our products and services; (2) anticipate the uncertainties inherent in the development of new business lines and business strategies; (3) manage risks associated with our third-party suppliers and manufacturers and partners for our products; (4) manage risks associated with adverse macroeconomic conditions, including inflation, slower growth or recession, barriers to trade, changes to fiscal and monetary policy, tighter credit, higher interest rates, high unemployment, and currency fluctuations; (5) attract, train, and retain effective officers, key employees and directors; (6) develop, design, manufacture, and sell products and services that are differentiated from those of competitors; (7) realize the benefits expected from our acquisitions; (8) acquire or make investments in other businesses, patents, technologies, products or services to grow the business; (9) successfully pursue, defend, resolve or anticipate the outcome of pending or future litigation matters; (10) comply with laws and regulations applicable to our business, including privacy regulations; (11) realize the benefits expected from our stock repurchase program; and (12) maintain key strategic relationships with partners and distributors. The forward-looking statements herein represent the judgment of the Company, as of the date of this release, and SmartRent disclaims any intent or obligation to update forward-looking statements. This press release should be read in conjunction with the information included in the Company's other press releases, reports and other filings with the SEC. Understanding

Exhibit 99.1

the information contained in these filings is important in order to fully understand the Company's reported financial results and our business outlook for future periods.

Use of Non-GAAP Financial Measures

In addition to disclosing financial results that are determined in accordance with GAAP, SmartRent also discloses certain non-GAAP financial measures in this press release., including EBITDA and Adjusted EBITDA These financial measures are not recognized measures under GAAP and should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We define Adjusted EBITDA as EBITDA before the following items: stock-based compensation expense, non-employee warrant expense, non-recurring warranty provisions, asset impairment, loss on extinguishment of debt, non-recurring expenses in connection with acquisitions, severance charges, and other expenses caused by non-recurring, or unusual, events that are not indicative of our ongoing business. We define EBITDA as net income or loss computed in accordance with GAAP before interest income/expense, income tax expense and depreciation and amortization.

EBITDA and Adjusted EBITDA may be determined or calculated differently by other companies. Reconciliations of these non-GAAP measures to the most directly comparable GAAP financial measures have been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliations.

EBITDA and Adjusted EBITDA are not used as measures of SmartRent’s liquidity and should not be considered alternatives to net income or loss or any other measure of financial performance presented in accordance with GAAP.

SmartRent’s management uses EBITDA and Adjusted EBITDA in a number of ways to assess the Company’s financial and operating performance and believes that these measures provide useful information to investors regarding financial and business trends related to SmartRent’s results of operations. EBITDA and Adjusted EBITDA are also used to identify certain expenses and make decisions designed to help SmartRent meet its current financial goals and optimize its financial performance, while neutralizing the impact of expenses included in its operating results which could otherwise mask underlying trends in its business. SmartRent’s management believes that investors are provided with a more meaningful understanding of SmartRent’s ongoing operating performance when non-GAAP financial information is viewed with GAAP financial information.

Exhibit 99.1

Operating Metrics Defined

SmartRent regularly monitors several operating and financial metrics including the following non-GAAP financial measures which the Company believes are key measures of its growth, to evaluate its operating performance, identify trends affecting its business, formulate business plans, measure its progress, and make strategic decisions. These metrics may not provide accurate predictions of future GAAP financial results.

Units Deployed is defined as the aggregate number of Hub Devices that have been installed (including customer self-installations) and have an active subscription as of a stated measurement date.

New Units Deployed is defined as the aggregate number of Hub Devices that were installed (including customer self-installations) and resulted in a new active subscription during a stated measurement period.

Units Shipped is defined as the aggregate number of Hub Devices that have been shipped to customers during a stated measurement period.

Units Booked is defined as the aggregate number of Hub Device units subject to binding orders executed during a stated measurement period. The Company utilizes the concept of Units Booked to measure estimated near-term resource demand and the resulting approximate range of post-delivery revenue that it will earn and record. Units Booked represent binding orders only.

Bookings represent the contract value of hardware, professional services, and the first year of ARR for binding orders executed during a stated measurement period.

Annual Recurring Revenue (“ARR”) is defined as the annualized value of our SaaS revenue earned in the current quarter.

Average Revenue per Unit (“ARPU”) is used to assess the growth and health of the overall business and reflects our ability to acquire, retain, engage and monetize our customers, and thereby drive revenue. Each revenue stream ARPU is calculated as follows:

Hardware ARPU is total hardware revenue during a given period divided by the total Units Shipped during the same period.

Professional Services ARPU is total professional services revenue during a given period divided by the total New Units Deployed, excluding customer self-installations, during the same period.

Exhibit 99.1

SaaS ARPU is total SaaS revenue during a given period divided by the average aggregate Units Deployed in the same period.

Units Booked SaaS ARPU is the first year ARR for binding orders executed during the stated measurement period divided by the total Units Booked in the same period.

Net Revenue Retention is defined as SaaS revenue at the end of the current period related to properties which had SaaS revenue at the end of the same period in the prior year, divided by SaaS revenue at the end of the same period in the prior year for those same properties. This includes any reductions in revenue caused by cancellations or downgrades, offset by additions to revenue from price increases on existing products, and additions of new products at existing properties.

Exhibit 99.1

SMARTRENT, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(in thousands, except per share amounts)

	2024	2023
Revenue
Hardware	$ 29,077	$ 37,325
Professional services	3,458	12,769
Hosted services	17,954	14,985
Total revenue	50,489	65,079

Cost of revenue
Hardware	18,684	32,572
Professional services	6,448	17,634
Hosted services	5,934	5,758
Total cost of revenue	31,066	55,964

Operating expense
Research and development	8,362	7,231
Sales and marketing	4,554	5,161
General and administrative	16,666	12,017
Total operating expense	29,582	24,409

Loss from operations	(10,159)	(15,294)

Interest income, net	2,409	2,016
Other income, net	103	56
Loss before income taxes	(7,647)	(13,222)

Income tax expense (benefit)	45	(7)
Net loss	$ (7,692)	$ (13,215)
Other comprehensive loss
Foreign currency translation adjustment	6	104
Comprehensive loss	$ (7,686)	$ (13,111)
Net loss per common share
Basic and diluted	$ (0.04)	$ (0.07)
Weighted-average number of shares used in computing net loss per share
Basic and diluted	203,485	198,334

Exhibit 99.1

SMARTRENT, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	As of
	March 31, 2024	December 31, 2023
ASSETS
Current assets
Cash and cash equivalents	$ 204,701	$ 215,214
Restricted cash, current portion	247	495
Accounts receivable, net	58,093	61,903
Inventory	30,899	41,575
Deferred cost of revenue, current portion	11,528	11,794
Prepaid expenses and other current assets	14,009	9,359
Total current assets	319,477	340,340
Property and equipment, net	1,314	1,400
Deferred cost of revenue	8,792	11,251
Goodwill	117,268	117,268
Intangible assets, net	26,280	27,249
Other long-term assets	12,322	12,248
Total assets	$ 485,453	$ 509,756

LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$ 7,702	$ 15,076
Accrued expenses and other current liabilities	21,211	24,976
Deferred revenue, current portion	78,077	77,257
Total current liabilities	106,990	117,309
Deferred revenue	41,491	45,903
Other long-term liabilities	3,885	4,096
Total liabilities	152,366	167,308

Commitments and contingencies (Note 12)
Convertible preferred stock, $0.0001 par value; 50,000 shares authorized as of March 31, 2024 and December 31, 2023; no shares of preferred stock issued and outstanding as of March 31, 2024 and December 31, 2023	-	-

Stockholders' equity
Class A common stock, $0.0001 par value; 500,000 shares authorized as of March 31, 2024 and December 31, 2023, respectively; 202,511 and 203,327 shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively	20	20
Additional paid-in capital	630,878	628,156
Accumulated deficit	(297,601)	(285,512)
Accumulated other comprehensive loss	(210)	(216)
Total stockholders' equity	333,087	342,448
Total liabilities, convertible preferred stock and stockholders' equity	$ 485,453	$ 509,756

Exhibit 99.1

SMARTRENT, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	For the three months ended March 31,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$ (7,692)	$ (13,215)
Adjustments to reconcile net loss to net cash used by operating activities
Depreciation and amortization	1,501	1,254
Provision for warranty expense	(552)	-
Non-cash lease expense	375	299
Stock-based compensation related to acquisition	-	109
Stock-based compensation	3,281	3,571
Compensation expense related to acquisition	137	1,625
Change in fair value of earnout related to acquisition	80	141
Non-cash interest expense	39	32
Provision for excess and obsolete inventory	96	(60)
Provision for doubtful accounts	1,181	(89)
Non-cash legal accrual	4,955	-
Change in operating assets and liabilities
Accounts receivable	2,701	3,483
Inventory	5,612	8,949
Deferred cost of revenue	2,726	3,294
Prepaid expenses and other assets	349	(4,577)
Accounts payable	(7,448)	(6,661)
Accrued expenses and other liabilities	(6,673)	(11,129)
Deferred revenue	(3,591)	3,011
Lease liabilities	(414)	(327)
Net cash used in operating activities	(3,337)	(10,290)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(34)	(27)
Capitalized software costs	(922)	(1,142)
Net cash used in investing activities	(956)	(1,169)
CASH FLOWS FROM FINANCING ACTIVITIES
Payments for repurchases of common stock	(4,373)	-
Proceeds from options exercise	2	71
Proceeds from ESPP purchases	337	438
Taxes paid related to net share settlements of stock-based compensation awards	(898)	(661)
Payment of earnout related to acquisition	(1,530)	(1,702)
Net cash used in provided by financing activities	(6,462)	(1,854)
Effect of exchange rate changes on cash and cash equivalents	(6)	27
Net decrease (increase) in cash, cash equivalents, and restricted cash	(10,761)	(13,286)
Cash, cash equivalents, and restricted cash - beginning of period	215,709	217,713
Cash, cash equivalents, and restricted cash - end of period	$ 204,948	$ 204,427

Reconciliation of cash, cash equivalents, and restricted cash to the consolidated balance sheets
Cash and cash equivalents	$ 204,701	$ 203,933
Restricted cash, current portion	247	247
Restricted cash, included in other long-term assets	-	247
Total cash, cash equivalents, and restricted cash	$ 204,948	$ 204,427

Exhibit 99.1

SMARTRENT, INC.

RECONCILIATION OF NON-GAAP MEASURES

	For the three months ended March 31,
	2024	2023
	(dollars in thousands)
Net loss	$ (7,692)	$ (13,215)
Interest income, net	(2,409)	(2,016)
Income tax expense (benefit)	45	(7)
Depreciation and amortization	1,501	1,254
EBITDA	(8,555)	(13,984)
Legal matter	5,300	-
Stock-based compensation	3,281	3,680
Compensation expense in connection with acquisitions	-	1,625
Severance charges	231	-
Other acquisition expenses	140	205
Adjusted EBITDA	$ 397	$ (8,474)

Investor Contact

Kelly Reisdorf
Head of Investor Relations

investors@smartrent.com

Media Contact

Amanda Chavez
Senior Director, Corporate Communications
media@smartrent.com